UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 6, 2019 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2019, Reva Medical, Inc. (the “Company”) entered into an Amendment to Credit and Guaranty Agreement (the “Amendment”) with Goldman Sachs International (the “Agent”) and the lenders listed therein (the “Lenders”), for an additional $1.2 million under the Senior Secured Credit Facility (the “Loan”) to fund operations on an interim basis. The Amendment extends the maturity date of the loan to October 31, 2019. There were no other material changes to the terms of the Credit Agreement. The Credit Agreement contains customary events of default, customary affirmative and negative covenants and customary representations and warranties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description included in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On August 5, 2019 AEST, the Company issued a press release announcing the Amendment described above, which press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1*	First Amendment to Credit and Guaranty Agreement
99.1	Announcement entitled, “REVA Receives Additional Interim Funding”

______________

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: August 6, 2019	/s/ Leigh F. Elkolli
Leigh F. Elkolli
Chief Financial Officer and Corporate Secretary